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                                                                     EXHIBIT 4.2



                           Third Amended and Restated

                             STOCKHOLDERS AGREEMENT

                  This Third Amended and Restated Stockholders Agreement dated as of September 30, 1996 (this "Agreement"), is by and among UroQuest Corporation, a Florida corporation (the "Company"), and the Stockholders (as defined below) listed on the signature page hereto.

                                   WITNESSETH:

                  WHEREAS, the Company and the holders of shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred"), Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred") and Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred") are parties to that certain Amended and Restated Stockholders Agreement dated December 1, 1993, as amended by that certain First Amendment and that certain Second Amendment (together the "First Agreement");

                  WHEREAS, the Company and certain holders of shares of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred") are parties to that certain Second Amended and Restated Stockholders Agreement dated May 31, 1995 (the "Second Agreement"), which amended and restated in its entirety the First Agreement;

                  WHEREAS, the Company, Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), and Vertical Fund Associates, L.P., a Delaware limited partnership ("Vertical", and together with Warburg, the "Investors"), are parties to that certain Registration Rights Agreement dated June 15, 1995 (the "Registration Rights Agreement");

                  WHEREAS, the Company is desirous of selling additional shares of the Series D Preferred to Warburg and Vertical pursuant

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to a Securities Purchase Agreement, dated as of the date of this Agreement, by and among the Company, Warburg, Vertical and Richard C. Davis, Jr. (the "Purchase Agreement"), which Purchase Agreement requires, among other things, that the Company amend and restate the provisions of the Second Agreement and terminate the Registration Rights Agreement;

                  WHEREAS, the Company and the Stockholders desire to hereby amend and restate in its entirety the Second Agreement to, among other things, reflect the addition of Vertical as a party thereto and to incorporate the terms of the Registration Rights Agreement;

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

                  Section 1.  Definitions.  As used in this Agreement:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Common Stock" means the Voting and/or Non-Voting Common Stock, par value $.001 per share, of the Company.

                  (c) "Conversion Stock" means the Common Stock of the Company issuable or issued in respect of the Preferred Stock.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (e) "Holders" shall mean any person or entity holding Registrable Securities pursuant to this Agreement.

                  (f) "Majority in Interest" shall mean, in any given situation, Stockholders holding at least fifty-one percent (51%) of the outstanding voting stock included in and entitled to vote in such situation.

                  (g) "Person" shall include an individual, a corporation, a partnership, a trust or any other organization or


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entity.

                  (h) "Preferred Stock" shall mean the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and any other series of Preferred Stock, the holders of which are provided registration rights pursuant to this Agreement.

                  (i) "Registrable Securities" means (i) the Common Stock and the Conversion Stock; and (ii) any Common Stock of the Company or other securities issued or issuable in respect of the above upon any stock split, stock dividend, recapitalization, or similar event; excluding in all cases, however, any Common Stock or other security transferred pursuant to a registration statement, or Rule 144 under the Securities Act.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (j) "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with the terms of this Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

                  (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (l) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

                  (m) "Stockholders" shall mean, any holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred Stock, Common Stock, and any other persons or


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entities who become parties to this Agreement pursuant to the terms of this
Agreement, and their respective heirs, legal representatives, administrators and successors.

                  Section 2. Requested Registration.

                  (a) Request for Registration. If the Company shall receive from any of the Investors a written request that the Company effect any registration with respect to all or a part of the Registrable Securities owned or held by them or their transferees (hereinafter the "Investor Securities"), the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investor Securities as are specified in such request, together with all or such portion of the Investor Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i) above, provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2:

                           (A) In any particular jurisdiction in which the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                           (B) After the Company has effected four (4) such
                  registrations pursuant to this Section 2 and such registrations have been declared or ordered effective


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                  and the sales of such Investor Securities shall have closed;
                  or

                           (C) If the Investor Securities requested by all
                  Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10,000,000 (or $15,000,000 if such requested registration is the initial public offering).

                  (b) Underwriting. If the Investors intend to distribute the Investor Securities covered by their request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this
Section 2.

                  If any Holders other than the Investors request inclusion in such registration, such inclusion shall be conditioned on the acceptance by such other Holders of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Investors and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Holders other than the Investors shall be excluded from such registration on a pro rata basis (based on the number of shares held by such Holder) to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by the Investors shall be reduced by such minimum number of shares as is necessary to comply with such request. No Investor Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Investors. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Investor Securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees


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and if the number of Investor Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  Section 3. Incidental Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) use its best lawful efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                  Notwithstanding anything herein to the contrary, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting as follows (unless the registration is filed


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pursuant to Section 2 of this Agreement, in which event the provisions of
Section 2(b) shall control): the securities held by holders of Company securities whose rights to distribute their securities through such underwriter are junior to the Holders shall be cut back first in proportion to their respective holdings to the extent required by such limitation; thereafter, if a limitation is still required after eliminating the securities held by holders of Company securities whose rights to distribute their securities through such underwriter are junior to the Holders in their entirety from such registration, the number of Registrable Securities that may be included in the registration and underwriting by the Holders shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each Holder, at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any Holder to the nearest one hundred (100) shares.

                  If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall be withdrawn from the market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  Section 4. Expenses of Registration. All Registration Expenses shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

                  Section 5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each


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registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                           (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to be come and remain effective for at least one hundred twenty (120) days or until the distribution described in the Registration Statement has been completed;

                           (b) Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any Nasdaq listing; and

                           (c) Use its best efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; and if not so listed, use its best efforts to be listed on the Nasdaq Stock Market.

                  Section 6. Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each Holder participating in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities) or actions in respect thereof, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment


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or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld), provided that the Company will not be liable in any such case to the extent that any such claim, loss damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

         (b) To the extent permitted by law, each Holder will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or


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such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement by such Holder (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission by such Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the


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loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

                  (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Stockholders offering securities in the offering (the "Selling Stockholders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one


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hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 6(c) hereof. Notwithstanding the provisions of this Section 6(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing provisions of this Section 6, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contain provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 6, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

                  Section 7.  Certain Information.

                  (a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Securities included in any registration, shall furnish the Company such information regarding such Holder, the


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Registrable Securities and the distribution proposed by such Holder as the
Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (b) The failure of any Holder to furnish the information requested pursuant to Section 7(a) shall not affect the obligation of the Company under this Agreement to the remaining Holder(s) who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

                  (c) Each Holder, with respect to any Registrable Securities included in any registration, shall cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

                  (d) Each Holder, with respect to any Registrable Securities included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities Act until such time as such holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act.

                  Section 8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best lawful efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under


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

         the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration. In addition, if at any time following the effective date of the first registration of any of the Company's securities under the Act the Company shall cease to be subject to the requirements of Section 15(d) of the Exchange Act, the Company will make available to any of the Holders the information required by Rule 15c2-11(a)(4) of the Exchange Act (or any corresponding rule hereafter in effect).

                  Section 9. Transfer of Registration Rights. The rights granted to a Holder hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Holder notifies the Company in writing prior to the transfer or assignment and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement, and (iii) such transfer is not pursuant to a registration statement under the Securities Act or Rule 144 promulgated under the Securities Act.

                  Section 10. Standoff Agreement. Each Holder agrees, so long as such Holder holds at least one percent (1%) of the Company's outstanding voting equity securities and upon request of the underwriters managing each of the first three underwritten public offerings of the Company's securities not to sell, make any short sale of, loan, grant any option for the purchase of, or


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otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of a registration statement relating to such underwritten public offerings as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

                  Section 11. Notices. All notices, offers, requests, consents and communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made when sent by mail, postage prepaid,

                  (a) if to the Company, to 265 East 100 South, Suite 220, Salt Lake City, Utah 84111-1616, and,

                  (b) if to any Stockholder, to the address as last shown on the stock record books of the Company, or, in each case, at such other address as may hereafter have been designated most recently in writing, with specific reference to this Section, by the addressee to the addressor.

                  Section 12. Amendment; Severability. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company, each of the Investors and the holders of a Majority in Interest of the Stockholders other than the Investors. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  Section 13. Effectiveness; Prior Agreements Superseded. This Agreement shall become effective as of the date first set forth above at such time as it is executed by the Company, a Majority in Interest of the Stockholders who are parties to the Second Agreement other than Warburg, and each of the Investors. Upon its effectiveness as provided herein, this Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof, and shall supersede and replace in its entirety the Second

Agreement and the Registration Rights Agreement, each of which shall be terminated and of no further force and effect.

                  Section 15. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,
(b) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument, (c) shall inure to the benefit of, and be binding upon, the successors, assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of [Florida], without respect to the conflict of laws rules. The captions in this Agreement are for convenience of reference only and shall only and shall not affect its interpretation in any respect.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                        UROQUEST CORPORATION


                                        By: /s/ Eric B. Hale
                                           -----------------------------
                                           Eric B. Hale, President
                                           and Chief Executive Officer

                                        STOCKHOLDER:

                                        /s/ *
                                        --------------------------------
                                        (Signature)
                                        Print Name:___________________

                                        ______________________________


* Signed by various stockholders of UroQuest Corporation.

                                        STOCKHOLDER:

                                        Warburg, Pincus Investors, L.P.

                                        By:  Warburg, Pincus & Co.,
                                             its General Partner


                                        By: /s/ Elizabeth H. Weatherman
                                            ------------------------------
                                        Name:   Elizabeth H. Weatherman
                                        Title:  General Partner


                                        Vertical Fund Associates, L.P.


                                        By:  The Vertical Group, L.P.
                                             its General Partner

                                        By: /s/ Jack W. Lasersohn
                                            ------------------------------
                                        Name:   Jack W. Lasersohn
                                        Title:  General Partner